UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on July 10, 2012, Consumers Energy Company (“Consumers Energy”), a principal subsidiary of CMS Energy Corporation (“CMS Energy”), and certain purchasers in the private placement market (“Purchasers”) entered into an agreement under which Consumers Energy would sell, and the Purchasers would purchase, $51.5 million of 3.19 percent First Mortgage Bonds (“FMBs”) due 2024 (“2024 Bonds”), $35.5 million of 3.39 percent FMBs due 2027 (“2027 Bonds”) and $263 million of 4.31 percent FMBs due 2042 (“2042 Bonds”).

On December 17, 2012, this transaction closed and was funded. The 2024 Bonds will bear interest at a rate of 3.19% per year, the 2027 Bonds will bear interest at a rate of 3.39% per year and the 2042 Bonds will bear interest at a rate of 4.31% per year, in each case payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013, and at the date of maturity. The Bonds will bear interest on overdue principal and (to the extent permitted by law) overdue installments of interest at the rate set forth in the Indenture. The 2024 Bonds will mature on December 15, 2024, the 2027 Bonds will mature on December 15, 2027 and the 2042 Bonds will mature on December 15, 2042.

The Bonds are issued under and secured by that certain Indenture dated as of September 1, 1945 between Consumers Energy and The Bank of New York Mellon, (ultimate successor to City Bank Farmers Trust Company) as trustee, as supplemented and amended by various supplemental indentures and as supplemented by the 120th Supplemental Indenture, dated as of December 17, 2012 (the “Supplemental Indenture”), a copy of which is attached as Exhibit 4.1 and incorporated herein by reference. Any or all of the 2024 Bonds, the 2027 Bonds and the 2042 Bonds may be redeemed by Consumers Energy, at any time and from time to time prior to maturity, at a redemption price equal to 100% of the principal amount of such 2024 Bonds, 2027 Bonds or 2042 Bonds being redeemed plus the applicable premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price be less than 100% of the principal amount of the 2024 Bonds, the 2027 Bonds or the 2042 Bonds plus accrued interest, if any, thereon to the redemption date.

The descriptions set forth above are qualified in their entirety by the Supplemental Indenture filed herewith as Exhibit 4.1 and the Bond Purchase Agreement filed as Exhibit 10.1 to the Consumers Energy’s Form 8-K filed July 13, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 120th Supplemental Indenture dated as of December 17, 2012 between Consumers Energy and The Bank of New York Mellon

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers Energy”) Form 10-K each for the Year Ended December 31, 2011 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2012, June 30, 2012 and September 30, 2012. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: December 20, 2012	By:	/s/ Thomas J. Webb
Thomas J. Webb Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: December 20, 2012	By:	/s/ Thomas J. Webb
Thomas J. Webb Executive Vice President and Chief Financial Officer

Exhibit Index

4.1	120th Supplemental Indenture dated as of December 17, 2012 between Consumers Energy and The Bank of New York Mellon